EXHIBIT 5


                          [ARNOLD & PORTER LETTERHEAD]



                               November 10, 1997


Atlanta Marriott Marquis II Limited Partnership
10400 Fernwood Road
Bethesda, Maryland 20817

               Re: Issuance of Units by Atlanta Marriott Marquis II Limited Partnership

Ladies and Gentlemen::

     We have acted as special counsel for Atlanta Marriott Marquis II Limited Partnership, a Delaware limited partnership ('AMMLP-II'), in connection with AMMLP-II's filing pursuant to the Securities Act of 1933, as amended (the 'Securities Act'), of a registration statement on Form S-4 (the 'Registration Statement'), relating to the offering of units of limited partnership interest in AMMLP-II (the 'New Units') in connection with the merger of Atlanta Marriott Marquis Limited Partnership, a Delaware limited partnership ('AMMLP'), with and into AMMLP-II as the surviving partnership (the 'Merger'). You have requested our opinion as to certain matters with respect to the validity of New Units.


     We have examined such records of AMMLP-II, including the Registration Statement, the Amended and Restated Agreement of Limited Partnership of AMMLP-II (the 'Partnership Agreement'), resolutions of the Board of Directors of Marriott Marquis Corporation, acting in its capacity as the sole general partner of AMMLP-II, the Agreement and Plan of Merger between AMMLP and AMMLP-II (the 'Merger Agreement'), and such other documents as we deemed necessary for the purpose of rendering the opinion hereinafter expressed This opinion is based as to matters of law solely on the Delaware Revised Uniform Limited Partnership Act, and we express no opinion as to any other laws, statutes, regulations or ordinances, including, without limitation, any federal or state tax or securities laws or regulations.


     Based upon, subject to, and limited by the foregoing, we are of the opinion that, after giving effect to the transactions contemplated by the Merger Agreement, the New Units will have been validly issued, holders thereof will have been properly admitted as limited partners under the terms of the Partnership Agreement, and such holders will not have agreed upon but unpaid capital contributions under the Partnership Agreement.

     We hereby consent to the filing of this opinion as exhibit to the Registration Statement and to the reference to this firm under the caption 'Legal Matters' in the prospectus constituting a part of the Registration Statement.

                                          Sincerely,


                                          /s/ ARNOLD & PORTER